UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 20, 2008
DISH NETWORK CORPORATION
(Exact name of registrant as specified in its charter)

NEVADA (State or other jurisdiction of incorporation)	0-26176 (Commission File Number)	88-0336997 (IRS Employer Identification No.)

9601 S. MERIDIAN BLVD. ENGLEWOOD, COLORADO (Address of principal executive offices)		80112 (Zip Code)
(303) 723-1100
(Registrant’s telephone number, including area code)
ECHOSTAR DBS CORPORATION
(Exact name of registrant as specified in its charter)

COLORADO (State or other jurisdiction of incorporation)	333-31929 (Commission File Number)	84-1328967 (IRS Employer Identification No.)

9601 S. MERIDIAN BLVD. ENGLEWOOD, COLORADO (Address of principal executive offices)		80112 (Zip Code)
(303) 723-1100
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure.
     On May 20, 2008, DISH Network Corporation (NASDAQ: “DISH”) issued a press release announcing the intention of its subsidiary, EchoStar DBS Corporation, to offer, subject to market and other conditions, approximately $500 million aggregate principal amount of senior notes in a private placement to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended. The interest rate and other terms of the senior notes will be determined at pricing. The net proceeds of the offering are intended to be used for general corporate purposes. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.
     Attached hereto as Exhibit 99.2 to this Current Report on Form 8-K and incorporated herein by reference is an excerpt of certain items included in the offering materials relating to the senior notes that are being furnished to investors in the private placement.
     Certain statements incorporated herein by reference may be forward-looking statements, which may involve a number of risks and uncertainties that could cause actual events or results to differ materially from those described. Neither DISH Network Corporation nor EchoStar DBS Corporation undertake any obligation to update forward-looking statements.

Item 9.01	Financial Statements and Exhibits.
(d) Exhibits.

Exhibit 99.1	Press Release “DISH Network announces $500 million debt offering” dated May 20, 2008

Exhibit 99.2	Excerpt of certain items included in the offering materials relating to the proposed offering of $500 million aggregate principal amount of senior notes of EchoStar DBS Corporation

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

DISH NETWORK CORPORATION ECHOSTAR DBS CORPORATION
Date: May 20, 2008	By:	/s/ R. Stanton Dodge
R. Stanton Dodge
Executive Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit
Number	Description
Exhibit 99.1	Press Release “DISH Network announces $500 million debt offering” dated May 20, 2008

Exhibit 99.2	Excerpt of certain items included in the offering materials relating to the proposed offering of $500 million aggregate principal amount of senior notes of EchoStar DBS Corporation